Published CUSIP Number:
                                                                ----------------


                                CREDIT AGREEMENT

                            Dated as of June 28, 2005

                                      among

                               DST SYSTEMS, INC.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
           as Administrative Agent, L/C Issuer and Swing Line Lender,

                                       and

                         The Other Lenders Party Hereto

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                             WELLS FARGO BANK, N.A.
                                       and
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents


                         BANC OF AMERICA SECURITIES LLC
                                       and
                         CITIGROUP GLOBAL MARKETS, INC.,

                 as Joint Lead Arrangers and Joint Book Managers

                                       and

                                 CITIBANK, N.A.,
                              as Syndication Agent

                                TABLE OF CONTENTS

SECTION                                                                    PAGE


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS....................................1
     1.01     DEFINED TERMS...................................................1
     1.02     OTHER INTERPRETIVE PROVISIONS..................................26
     1.03     ACCOUNTING TERMS...............................................27
     1.04     ROUNDING.......................................................28
     1.05     REFERENCES TO AGREEMENTS AND LAWS..............................28
     1.06     TIMES OF DAY...................................................28
     1.07     LETTER OF CREDIT AMOUNTS.......................................28

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS.............................28
     2.01     REVOLVING LOANS................................................28
     2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS...29
     2.03     LETTERS OF CREDIT..............................................30
     2.04     SWING LINE LOANS...............................................38
     2.05     PREPAYMENTS OF LOANS...........................................41
     2.06     TERMINATION OR REDUCTION OF AGGREGATE REVOLVING COMMITMENTS....43
     2.07     REPAYMENT OF LOANS.............................................43
     2.08     INTEREST.......................................................43
     2.09     FEES...........................................................44
     2.10     COMPUTATION OF INTEREST AND FEES...............................44
     2.11     EVIDENCE OF DEBT...............................................45
     2.12     PAYMENTS GENERALLY.............................................45
     2.13     SHARING OF PAYMENTS............................................47

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY...........................48
     3.01     TAXES..........................................................48
     3.02     ILLEGALITY.....................................................49
     3.03     INABILITY TO DETERMINE RATES...................................49
     3.04     INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES
              ON EURODOLLAR RATE LOANS.......................................49
     3.05     FUNDING LOSSES.................................................50
     3.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION............51
     3.07     SURVIVAL.......................................................51

ARTICLE IV...................................................................51

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS..........................51
     5.01     CONDITIONS OF CLOSING DATE AND INITIAL CREDIT EXTENSION........51
     5.02     CONDITIONS TO ALL CREDIT EXTENSIONS............................54

ARTICLE VI REPRESENTATIONS AND WARRANTIES....................................54
     6.01     EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.......55

     6.02     AUTHORIZATION; NO CONTRAVENTION................................55
     6.03     GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.....................55
     6.04     BINDING EFFECT.................................................55
     6.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT...............56
     6.06     LITIGATION.....................................................56
     6.07     NO DEFAULT.....................................................57
     6.08     OWNERSHIP OF PROPERTY; LIENS...................................57
     6.09     ENVIRONMENTAL COMPLIANCE.......................................57
     6.10     INSURANCE......................................................58
     6.11     TAXES..........................................................58
     6.12     ERISA COMPLIANCE...............................................58
     6.13     CAPITAL STRUCTURE/SUBSIDIARIES.................................59
     6.14     MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY
              HOLDING COMPANY ACT............................................59
     6.15     DISCLOSURE.....................................................60
     6.16     COMPLIANCE WITH LAWS...........................................60
     6.17     INTELLECTUAL PROPERTY..........................................60
     6.18     SOLVENCY.......................................................61
     6.19     INVESTMENTS....................................................61
     6.20     BROKERS' FEES..................................................61
     6.21     LABOR MATTERS..................................................61
     6.22     NATURE OF BUSINESS.............................................61
     6.23     REPRESENTATIONS AND WARRANTIES FROM OTHER LOAN DOCUMENTS.......61

ARTICLE VII AFFIRMATIVE COVENANTS............................................61
     7.01     FINANCIAL STATEMENTS...........................................62
     7.02     CERTIFICATES; OTHER INFORMATION................................62
     7.03     NOTICES AND INFORMATION........................................64
     7.04     PAYMENT OF OBLIGATIONS.........................................66
     7.05     PRESERVATION OF EXISTENCE, ETC.................................66
     7.06     MAINTENANCE OF PROPERTIES......................................66
     7.07     MAINTENANCE OF INSURANCE.......................................66
     7.08     COMPLIANCE WITH LAWS AND MATERIAL CONTRACTUAL OBLIGATIONS......66
     7.09     BOOKS AND RECORDS..............................................67
     7.10     INSPECTION RIGHTS..............................................67
     7.11     USE OF PROCEEDS................................................67
     7.12     INTENTIONALLY OMITTED..........................................67
     7.13     SIGNIFICANT SUBSIDIARIES.......................................67

ARTICLE VIII NEGATIVE COVENANTS..............................................68
     8.01     LIENS..........................................................68
     8.02     INVESTMENTS....................................................70
     8.03     SUBSIDIARY INDEBTEDNESS........................................71
     8.04     FUNDAMENTAL CHANGES............................................73
     8.05     DISPOSITIONS...................................................73
     8.06     RESTRICTED PAYMENTS............................................74
     8.07     CHANGE IN NATURE OF BUSINESS...................................74

     8.08     TRANSACTIONS WITH AFFILIATES...................................75
     8.09     BURDENSOME AGREEMENTS..........................................75
     8.10     USE OF PROCEEDS................................................76
     8.11     FINANCIAL COVENANTS............................................76
     8.12     PREPAYMENT OF OTHER INDEBTEDNESS, ETC..........................77
     8.13     ORGANIZATION DOCUMENTS; FISCAL YEAR............................77
     8.14     LIMITATIONS ON ISSUANCES AND SALES OF CAPITAL STOCK OF
              WHOLLY-OWNED SUBSIDIARIES......................................77
     8.15     SALE LEASEBACKS................................................78

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES....................................78
     9.01     EVENTS OF DEFAULT..............................................78
     9.02     REMEDIES UPON EVENT OF DEFAULT.................................80
     9.03     APPLICATION OF FUNDS...........................................81

ARTICLE X ADMINISTRATIVE AGENT...............................................82
     10.01    APPOINTMENT AND AUTHORITY......................................82
     10.02    RIGHTS AS A LENDER.............................................82
     10.03    EXCULPATORY PROVISIONS.........................................82
     10.04    RELIANCE BY ADMINISTRATIVE AGENT...............................83
     10.05    DELEGATION OF DUTIES...........................................84
     10.06    RESIGNATION OF ADMINISTRATIVE AGENT............................84
     10.07    NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.........85
     10.08    NO OTHER DUTIES, ETC...........................................85
     10.09     ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.................85

ARTICLE XI MISCELLANEOUS.....................................................86
     11.01    AMENDMENTS, ETC................................................86
     11.02    NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION...............88
     11.03    NO WAIVER; CUMULATIVE REMEDIES.................................90
     11.04    ATTORNEY COSTS, EXPENSES AND TAXES.............................90
     11.05    INDEMNIFICATION BY THE BORROWER................................91
     11.06    PAYMENTS SET ASIDE.............................................92
     11.07    SUCCESSORS AND ASSIGNS.........................................93
     11.08    CONFIDENTIALITY................................................97
     11.09    SET-OFF........................................................98
     11.10    INTEREST RATE LIMITATION.......................................98
     11.11    COUNTERPARTS...................................................99
     11.12    INTEGRATION....................................................99
     11.13    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................99
     11.14    SEVERABILITY...................................................99
     11.15    TAX FORMS......................................................99
     11.16    REPLACEMENT OF LENDERS........................................101
     11.17    GOVERNING LAW.................................................102
     11.18    WAIVER OF RIGHT TO TRIAL BY JURY..............................103
     11.19    PATRIOT ACT...................................................103

SIGNATURES........S-1

SCHEDULES

     1.01       Existing Letters of Credit
     2.01       Commitments and Pro Rata Shares
     6.03       Required Consents, Authorizations, Notices and Filings
     6.13(a)    Corporate Structure
     6.13(b)    Subsidiaries
     8.01       Existing Liens
     8.02       Existing Investments
     8.03       Existing Indebtedness
     8.09       Existing Restrictions and Limitations on Subsidiaries
     11.02      Administrative Agent's Office, Certain Addresses for Notices
     11.07      Processing and Recordation Fees


EXHIBITS

     A          Form of Committed Loan Notice
     B          Form of Swing Line Loan Notice
     C          Form of Revolving Note
     D          Form of Compliance Certificate
     E          Form of Assignment and Assumption

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, the "Agreement") is entered into as of June 28, 2005 by and among DST SYSTEMS, INC., a Delaware corporation (together with any permitted successors and assigns, the "BORROWER"), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (each, as defined herein).

     The Borrower has requested that the Lenders provide credit facilities in an aggregate principal amount of $600,000,000 (the "CREDIT FACILITIES") for the purposes hereinafter set forth, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 DEFINED TERMS.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "250 ROYALL SALE" means the sale of that certain office building located at 250 Royall Street, Canton, Massachusetts, and all fixtures, equipment and furniture located therein (in one or separate transactions).

     "ACQUISITION", by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all of the Capital Stock or all or substantially all of the Property, or a business unit or product line, of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

     "ADMINISTRATIVE   AGENT"   means  Bank  of  America  in  its   capacity  as
administrative agent under any of the Loan Documents, or any successor administrative agent.

     "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 20% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "AGENT-RELATED PERSONS" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "AGGREGATE REVOLVING COMMITMENTS" means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is SIX HUNDRED MILLION DOLLARS ($600,000,000).

     "AGREEMENT" has the meaning assigned to such term in the heading hereof.

     "APPLICABLE RATE" means,

          (i) with respect to extensions of credit under the Aggregate Revolving Commitments, for the purposes of calculating (a) the Letter of Credit Fees for the purposes of SECTION 2.03(I), (b) the interest rate applicable to Revolving Loans that are Eurodollar Rate Loans for the purposes of SECTION 2.08(A), (c) the interest rate applicable to Revolving Loans that are Base Rate Loans for the purposes of SECTION 2.08(A), (d) the Facility Fee for the purposes of SECTION 2.09(A), and (e) the interest rate applicable to Swing Line Loans for the purposes of SECTION 2.08(A), the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 7.02(B) for the four-quarter period ending as of the last day of the fiscal quarter to which such Compliance Certificate relates:


               ------------ --------------- ----------- --------------- --------------- -----------------
                                                          Applicable
                                                           Rate for
                                                          Eurodollar     All-in Drawn   Applicable Rate
                             Consolidated                Rate Loans,         for         for Alternate
                 Pricing    Leverage Ratio  Facility      Swing Line      Eurodollar    Base Rate Loans
                  Level                        Fee        Loans and          Rate
                                                          Letter of
                                                         Credit Fees
               ------------ --------------- ----------- --------------- --------------- -----------------
                    I        > 3.0 to 1.0     0.225%        0.900%          1.125%           0.000%
                             -
               ------------ --------------- ----------- --------------- --------------- -----------------
                   II        < 3.0 to 1.0     0.200%        0.675%          0.875%           0.000%
                             but > 2.5 to
                                 1.0
               ------------ --------------- ----------- --------------- --------------- -----------------
                   III       < 2.5 to 1.0     0.175%        0.575%          0.750%           0.000%
                             -
                             but > 2.0 to
                                 1.0
               ------------ --------------- ----------- --------------- --------------- -----------------
                   IV        < 2.0 to 1.0     0.150%        0.475%          0.625%           0.000%
                             -
               ------------ --------------- ----------- --------------- --------------- -----------------


Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
SECTION 7.02(B); PROVIDED, HOWEVER, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. Notwithstanding the foregoing, the Applicable Rate initially shall be set at Pricing Level II, and will remain at such level through December 31, 2005 or at Level I if so indicated by the financial statements and Compliance Certificate for the fiscal quarters ending on or about June 30, 2005 and/or September 30, 2005; PROVIDED, HOWEVER, that commencing on January 1, 2006 the Applicable Rate shall be set at the applicable level corresponding to the financial statements and Compliance Certificate for the most recently ended fiscal quarter (i.e., as of January 1, 2006 the fiscal quarter ending September 30, 2005), and will remain at such level until the applicable pricing calculation date corresponding to the delivery of the financial statements and Compliance Certificate for the subsequent fiscal quarter..

     "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "ARRANGERS" means a collective reference to each of BAS and Citigroup, each in its capacity as joint lead arranger and joint book manager.

     "ASSIGNEE GROUP" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

     "ASSIGNMENT   AND   ASSUMPTION"   means  an   Assignment   and   Assumption
substantially in the form of EXHIBIT F.

     "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated, non-duplicative cost of internal legal services and all expenses and disbursements of internal counsel.

     "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

     "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2004 and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

     "AVAILABILITY PERIOD" means, with respect to the Revolving Commitments, the period from the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to SECTION
2.06 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to SECTION 9.02.

     "BANK OF AMERICA" means Bank of America, N.A. and its successors.

     "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "BAS" means Banc of America Securities LLC and its successors.

     "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate PLUS 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

     "BASE RATE REVOLVING LOAN" means a Revolving Loan that is a Base Rate Loan.

     "BORROWER" has the meaning specified in the heading hereof.

     "BORROWER MATERIALS" has the meaning specified in SECTION 7.02.

     "BORROWING" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "BUSINESSES" means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

     "CAPITAL LEASE" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

     "CAPITAL STOCK" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH COLLATERALIZE" has the meaning specified in SECTION 2.03(G).

     "CASH EQUIVALENTS" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(d).

     "CHANGE OF CONTROL" means, with respect to any Person, an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in SECTIONS 13(D) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

          (b) during  any period of 12  consecutive  months,  a majority  of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
     (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors; or

          (c) there shall have occurred under any indenture or other instrument evidencing Indebtedness in excess of $20,000,000, any "change of control" (as defined in such indenture or other evidence of Indebtedness) obligating the Borrower to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein.

     "CITIBANK FORWARD" has the meaning set forth in SECTION 8.06(G).

     "CITIGROUP" means Citigroup Global Markets Inc. and its successors.

     "CLOSING DATE" means the first date all the conditions precedent in SECTION
5.01 are satisfied or waived in accordance  with SECTION 5.01 (or in the case OF
SECTION 5.01(F), waived by the Person entitled to receive the applicable payment).

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITMENT" means, as to each Lender, the Revolving Commitment of such Lender.

     "COMMITTED BORROWING" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to SECTION 2.01.

     "COMMITTED LOAN" means each Revolving Loan.

     "COMMITTED LOAN NOTICE" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to SECTION 2.02(A), which, if in writing, shall be substantially in the form of EXHIBIT A.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

     "CONSOLIDATED EBITDA" means for any period for the Consolidated Parties on a consolidated basis, the sum of (a) Consolidated Net Income, PLUS (b) an amount which, in the determination of Consolidated Net Income, has been deducted for
(i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation and amortization expense and (iv) non-cash stock compensation expense in an aggregate amount not to exceed $40,000,000 in any fiscal year, all as determined in accordance with GAAP.

     "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for the Consolidated Parties on a consolidated basis, without duplication, all Indebtedness of the Consolidated Parties of the type referred to in clauses (a),
(b), (f), (g), (h), (i), (j), (l), (m) and (n) of the definition of "Indebtedness" set forth in this SECTION 1.01. To the extent that the rights and remedies of the obligee of any Consolidated Funded Indebtedness are limited to certain property and are otherwise non-recourse to any Consolidated Party, the amount of such Consolidated Funded Indebtedness shall be limited to the value of the Consolidated Parties' interest in such property (valued at the higher of book value or market value as of such date of determination). For purposes of the calculation of the Consolidated Leverage Ratio, "Consolidated Funded
Indebtedness" shall exclude non-cash obligations of the Borrower and its Subsidiaries incurred in connection with any Permitted Monetization Transaction.

     "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Expense for such period.

     "CONSOLIDATED INTEREST EXPENSE" means for any period for the Consolidated Parties on a consolidated basis, all interest expense (whether paid or accrued) and capitalized interest, including without limitation (a) the amortization of debt discount and premium, (b) the interest component under Capital Leases and Synthetic Lease Obligations and (c) the implied interest component, discount or other similar fees or charges in connection with any asset securitization program, in each case as determined in accordance with GAAP.

     "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date.

     "CONSOLIDATED NET INCOME" means for any period for the Consolidated Parties on a consolidated basis, net income (or loss) (excluding extraordinary items) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

     "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date, Consolidated Total Assets, less the sum of the value, as set forth or reflected in the most recent consolidated balance sheet of the Consolidated Parties, calculated in accordance with GAAP of:

          (i) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, excluding capitalized software but including, without limitation, goodwill (as determined by the Borrower in a manner consistent with its past accounting practices and in accordance with
     GAAP), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense; and

          (ii) To the extent not included in (i) of this definition and not already eliminated, without duplication, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of its Subsidiaries.

     "CONSOLIDATED NET WORTH" means, as of any date of determination, consolidated shareholders' equity of the Consolidated Parties as of that date determined in accordance with GAAP. The calculation of Consolidated Net Worth shall exclude mark-to-market adjustments for Marketable Securities that are made after the Closing Date.

     "CONSOLIDATED PARTIES" means a collective reference to the Borrower and the Subsidiaries of the Borrower, and "CONSOLIDATED PARTY" means any one of them.

     "CONSOLIDATED TOTAL ASSETS" means, as of any date of determination with respect to the Consolidated Parties on a consolidated basis, total assets, as determined in accordance with GAAP.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CONTROL" has the meaning specified in the definition of "Affiliate" set forth in this SECTION 1.01.

     "CONVERTIBLE SENIOR DEBENTURES" means, collectively, Series A Debentures and the Series B Debentures.

     "CREDIT EXTENSION" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "CSC SHARE EXCHANGE" means that certain transaction consummated on April 29, 2005 whereby Computer Sciences Corporation transferred the Capital Stock of its Wholly Owned Subsidiary, CSC Healthcare Inc., a California corporation now known as DST Health Solutions, Inc., to West Side in exchange for 7,128,772 shares of the Capital Stock of Computer Sciences Corporation.

     "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "DEFAULT RATE" means an interest rate equal to (a) the Base Rate PLUS (b) the Applicable Rate, if any, applicable to Base Rate Loans PLUS (c) 2% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan PLUS 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "DISPOSITION" or "DISPOSE" means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event.

     "DOLLAR" and "$" mean lawful money of the United States.

     "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed);
PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "ELIGIBLE REINVESTMENT" means (a) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (b) any Permitted Acquisition.

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUISERVE DISPOSITION" shall mean the Disposition by the Borrower of all of the shares of Capital Stock of Equiserve, Inc. to Computershare Ltd., an Australian corporation ("CPU"), Computershare (US), a Delaware general partnership ("CPU US") and EQAC Inc., a Delaware corporation ("EQAC") for approximately $216,000,000 in cash and 29,605,000 shares of the Capital Stock of CPU pursuant to the terms of a Stock Purchase Agreement dated as of October 20, 2004 by and among the Borrower, CPU, CPU US and EQAC.

     "EQUITY ISSUANCE" means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities or (d) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not be deemed to include any Disposition.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA EVENT" means (a) a Reportable  Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "EURODOLLAR  RATE"  means,  for  any  Interest  Period  with  respect  to a
Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as
published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest
Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "EURODOLLAR RATE LOAN" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "EVENT OF DEFAULT" has the meaning specified in SECTION 9.01.

     "EXCLUDED DISPOSITION" means, with respect to any Consolidated Party, any Disposition consisting of (i) the sale, lease, license, transfer or other disposition of Property in the ordinary course of such Consolidated Party's business, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of such Consolidated Party's business, (iii) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to the Borrower, (iv) any Involuntary Disposition by such Consolidated Party, (v) any Disposition by such Consolidated Party constituting a Permitted Investment, (vi) if such Consolidated Party is not the Borrower, any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not the Borrower, (vii) any Equity Issuance of Capital Stock of the Borrower, (viii) the 250 Royall Sale, (ix) the State Street Sale, (x) West Side's transfer of securities to a newly formed limited liability company that is a Wholly Owned Subsidiary of West Side and (xi) in the case of West Side and its Subsidiaries, Equiserve, Inc. and its Subsidiaries and Vermont Western Assurance, Inc. and its Subsidiaries only, the sale of securities in the ordinary course of business.

     "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of
November  24,  2003  among  the  Borrower,   West  Side,  Bank  of  America,  as
administrative agent, and a syndicate of lenders.

     "EXISTING LETTERS OF CREDIT" means those letters of credit issued by the L/C Issuer prior to the Closing Date as more specifically set forth on SCHEDULE 1.01.

     "FACILITY FEE" means has the meaning specified in SECTION 2.09(A).

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business

Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "FEE LETTERS" means (i) the letter agreement, dated May 31, 2005, among the Borrower, the Administrative Agent and the Arrangers, (ii) the letter agreement, dated May 31, 2005 among the Borrower, the Administrative Agent and BAS and
(iii) the letter agreement, dated May 31, 2005 among the Borrower, the Syndication Agent and Citigroup.

     "FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, as amended, including, without limitation, 12 CFR part 34.41 to 34.47.

     "FOREIGN LENDER" has the meaning specified in SECTION 11.15(A)(I).

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "FULLY SATISFIED" means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash,
(b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully irrevocably Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the L/C Issuer and (d) the Commitments shall have expired or been terminated in full.

     "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that for purposes hereof, the amount of such Indebtedness shall be limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to such Person and (ii) the fair marked value of the property which is subject to the Lien, (g) all Guarantees of such Person with respect to Indebtedness of another Person, (h) the Attributable Indebtedness of such Person with respect to Capital Leases and Synthetic Lease Obligations, (i) all net obligations of such Person under Swap Contracts, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account such Person and, without duplication, all unreimbursed drafts drawn thereunder (less the amount of any cash collateral securing any such letters of credit or and bankers' acceptances), (k) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (l) the outstanding attributed principal amount under any asset securitization program of such Person including without limitation any notes or accounts receivable financing program, (m) all cash obligations which arise in connection with any forward equity transactions which are treated as borrower money indebtedness in accordance with GAAP and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. To the extent that the rights and remedies of the obligee of any Indebtedness are limited to certain property and are otherwise non-recourse to such Person, the amount of such Indebtedness shall be limited to the value of the Person's interest in such property (valued at the higher of book value or market value as of such date of determination).

     "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.05.

     "INDEMNITEES" has the meaning set forth in SECTION 11.05.

     "INFORMATION" has the meaning specified in SECTION 11.08.

     "INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 6.17.

     "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

     "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; PROVIDED that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date.

     "INVESTMENT" in any Person means (a) any Acquisition of such Person or its Property, (b) any other acquisition of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (c) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory and supplies in the ordinary course of business) or (d) any other capital contribution to or investment in such Person, including, without limitation, any Guarantee (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount (or, in the case of any Investment made with Property other than cash, the book value of such Property) actually contributed or paid (including cash and non-cash consideration and any assumption of Indebtedness) to purchase such Capital Stock as of the date of such contribution or payment, LESS the amount of all repayments and returns of principal or capital thereon to the extent paid in cash or Cash Equivalents (or, in the case of any Investment made with Property other than cash, upon return of such Property, by an amount equal to the lesser of the book value of such Property at the time of such Investment or the fair market value of such Property at the time of such return) and received after the Closing Date. Investments which are loans, advances, extensions of credit or Guarantees shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guarantees.

     "INVOLUNTARY DISPOSITION" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

     "IRS" means the United States Internal Revenue Service.

     "ISSUER DOCUMENTS" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

     "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C ADVANCE" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

     "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C OBLIGATIONS" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.07.

     "LENDERS" means a collective reference to the Persons identified as "Lenders" on the signature pages hereto, together with any Person that subsequently becomes a Lender by way of assignment in accordance with the terms of SECTION 11.07, together with their respective successors, and "LENDER" means any one of them, and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "LETTER OF CREDIT" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a standby letter of credit only.

     "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "LETTER OF CREDIT EXPIRATION DATE" means the day that is 35 days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "LETTER OF CREDIT FEE" has the meaning set forth in SECTION 2.03(i).

     "LETTER OF CREDIT SUBLIMIT" means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "LOAN"  means any  extension  of credit by a Lender to the  Borrower  under
Article II in the form of a Revolving Loan and/or a Swing Line Loan, as the context may require. The term "LOAN" also shall mean, any portion of the Revolving Loans bearing interest at the same rate of interest and having an Interest Period which begins and ends on the same date.

     "LOAN DOCUMENTS" means this Agreement, each Note, each Letter of Credit, each Letter of Credit Application and each Fee Letter.

     "MARKETABLE SECURITIES" means marketable securities that are freely traded on either the New York Stock Exchange or the American Stock Exchange or on the NASDAQ National Market System or any other similar exchanges worldwide and held for investment purposes only.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the rights and remedies of the Lenders or the Administrative Agent under any of the Loan Documents, including any material adverse effect on the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

     "MATURITY DATE" means, July 1, 2010.

     "MONETIZATION   HEDGING  AGREEMENT"  has  the  meaning  set  forth  in  the definition of "Monetization Transaction."

     "MONETIZATION SECURITIES AGREEMENT" has the meaning set forth in the definition of "Monetization Transaction."

     "MONETIZATION SPE" means a special purpose entity organized by the Borrower or a Subsidiary of the Borrower (i) the sole purpose of which is to enter into any one or more Monetization Transactions and (ii) the assets and liabilities of which consist solely of Monetized Marketable Securities, Monetization Hedging Agreements, Monetization Securities Agreements, Indebtedness that is (a) secured solely by any of the foregoing and (b) otherwise non-recourse to the Consolidated Parties (other than such Monetization SPE), and other assets and liabilities directly related to or arising out of the foregoing.

     "MONETIZATION TRANSACTION" means any one or more of the following transactions and any combination thereof: (i) any Swap Contract relating to any Monetized Marketable Securities ("MONETIZATION HEDGING Agreement"), (ii) any repurchase agreement, securities loan agreement or securities forward transaction agreement relating to any Monetized Marketable Securities (collectively, "MONETIZATION SECURITIES AGREEMENTS"), (iii) incurrence of any Indebtedness that is (a) secured solely by any Monetized Marketable Securities and/or any Monetization Hedging

Agreement or Monetization Securities Agreement and (b) otherwise non-recourse to the Consolidated Parties (other than such Monetization SPE), (iv) any Disposition of Monetized Marketable Securities and (v) organization by the Borrower or a Subsidiary of a Monetization SPE.

     "MONETIZED MARKETABLE SECURITIES" means Marketable Securities now or hereafter owned by the Borrower or any of its Subsidiaries and that are the subject of a Monetization Transaction.

     "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

     "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "NET CASH PROCEEDS" means the aggregate cash or Cash Equivalents proceeds received by any Consolidated Party in respect of any Equity Issuance, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Equity Issuance.

     "NONSIGNIFICANT  SUBSIDIARY"  has the  meaning  set forth in  SECTION  7.13 hereof.

     "NOTE" or "NOTES" means the Revolving Notes, individually or collectively, as appropriate.

     "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (i) interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (ii) the Swap Termination Value of any Swap Contract of the Borrower to which a Lender or any Affiliate of such Lender is a party.

     "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

     "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "OUTSTANDING AMOUNT" means (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans or Swing Line Loans as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "PARTICIPANT" has the meaning specified in SECTION 11.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "PERMITTED ACQUISITION" means an Acquisition by the Borrower or any Subsidiary of the Borrower permitted pursuant to the terms of SECTION 8.02(i).

     "PERMITTED INVESTMENTS" means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of SECTION 8.02.

     "PERMITTED LIENS" means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of
SECTION 8.01.

     "PERMITTED MONETIZATION TRANSACTION" means any Monetization Transaction in an aggregate amount with all other Permitted Monetization Transactions not to exceed $500,000,000 so long as no Default will otherwise exist after giving effect to such transaction.

     "PERMITTED SECURITIZATION TRANSACTION" means any Securitization Transaction entered into by the Borrower or any of its Subsidiaries so long as (i) the attributed principal amount thereof does not exceed $200,000,000 and (ii) no Default will otherwise exist after giving effect to such transaction.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "PLATFORM" has the meaning specified in SECTION 7.02.

     "PRO FORMA BASIS" means, for purposes of calculating (utilizing the principles set forth in SECTION 1.03(c)) compliance with each of the financial covenants set forth in SECTION 8.11(a)-(c) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used herein, "transaction" shall mean (a) any Disposition as referred to in SECTION 8.05 (other than an Excluded Disposition) of Property having a book value in excess of $25,000,000 or (b) any Acquisition as referred to in SECTION 8.02(i), for consideration of more than $25,000,000. In connection with any calculation of the financial covenants set forth in SECTION 8.11(a)-(c) upon giving effect to a transaction on a Pro Forma Basis:

     (i) for purposes of any such calculation in respect of any Disposition as referred to in SECTION 8.05, (A) income statement items (whether positive or negative) attributable to the Person or Property disposed of shall be excluded and (B) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

     (ii) for purposes of any such calculation in respect of any Acquisition as referred to in SECTION 8.02(i), (A) any Indebtedness incurred or assumed by any Consolidated Party (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction (1) shall be deemed to have been incurred as of the first day of the applicable period and (2) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (B) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period.

     "PRO FORMA COMPLIANCE CERTIFICATE" means a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent (to the extent required) in connection with any Acquisition as referred to in SECTION 8.02(i) for consideration in excess of $25,000,000, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Consolidated Leverage Ratio, the Consolidated Interest

Coverage Ratio and Consolidated Net Worth as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PRO RATA SHARE" means as to each Lender with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; PROVIDED that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
SECTION 9.02, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "REAL PROPERTIES" means, at any time, a collective reference to each of the facilities and real properties owned, leased or operated by the Consolidated Parties at such time.

     "RECEIVABLES" shall mean all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of property, goods or services made in the ordinary course of business by the Borrower or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Borrower or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

     "REGISTERED PUBLIC ACCOUNTING FIRM" has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

     "REGISTER" has the meaning set forth in SECTION 11.07(c).

     "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "REQUIRED FINANCIAL INFORMATION" means, with respect to each fiscal period or quarter of the Borrower, (a) the financial statements required to be delivered pursuant to SECTION 7.01(a) or (b) for such fiscal period or quarter, and (b) the certificate of a Responsible Officer of the Borrower required by
SECTION 7.02(b) to be delivered with the financial statements described in clause (a) above.

     "REQUIRED LENDERS" means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments (and participations therein) and the outstanding Loans and participations therein, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans and participations therein, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer, chief accounting officer or controller of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

     "RESTRICTED PAYMENT" means (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation (x) any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party or (y) any cash payment in connection with settling forward equity transactions involving any of the Borrower or any of its Subsidiaries), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

     "REVOLVING COMMITMENT" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to SECTION 2.01(a), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "REVOLVING LOAN" has the meaning specified in SECTION 2.01(a).

     "REVOLVING NOTE" has the meaning specified in SECTION 2.11(a).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "SALE AND LEASEBACK TRANSACTION" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

     "SARBANES-OXLEY" means the Sarbanes-Oxley Act of 2002.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

     "SECURITIZATION TRANSACTION" means any transaction of any Consolidated Party providing for sales, transfers or conveyances of Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

     "SERIES A DEBENTURES" means those certain 4.125% Series A Convertible Senior Debentures due 2023 in the aggregate principal amount of $540,000,000, issued under that certain Indenture dated as of August 12, 2003, with JPMorgan Chase Bank as Trustee.

     "SERIES B DEBENTURES" means those certain 3.625% Series B Convertible Senior Debentures due 2023 in the aggregate principal amount of $300,000,000, issued under that certain Indenture dated as of August 12, 2003, with JPMorgan Chase Bank as Trustee.

     "SIGNIFICANT SUBSIDIARY" means, on any date of determination, each of (a) West Side, (b) DST Output, LLC, (c) Equiserve Inc. until the consummation of the Equiserve Disposition and (d) any other Subsidiary the assets of which represent on such date more than 10% of Consolidated Total Assets.

     "SOLVENT" or "SOLVENCY" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "STATE STREET SALE" means the sale or other disposition of up to 1,400,000 shares of the Capital Stock of State Street Corporation held by West Side.

     "SUBORDINATED INDEBTEDNESS" means Indebtedness of any of the Consolidated Parties which by its terms is subordinated to the Obligations in a manner and to an extent acceptable to the Required Lenders.

     "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

     "SWAP  TERMINATION  VALUE"  means,  in  respect  of any  one or  more  Swap
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "SWING LINE" means the revolving credit facility made available by the Swing Line Lender pursuant to SECTION 2.04.

     "SWING LINE  BORROWING"  means a borrowing of a Swing Line Loan pursuant to
SECTION 2.04.

     "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "SWING LINE LOAN" has the meaning specified in SECTION 2.04(a).

     "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to SECTION 2.04(b), which, if in writing, shall be substantially in the form of EXHIBIT B.

     "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

     "SYNDICATION AGENT" means Citibank, N.A. and its successors and assigns in its capacity a syndication agent for the Lenders.

     "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "TAXES" has the meaning specified in SECTION 3.01(a).

     "THRESHOLD AMOUNT" means $20,000,000.

     "TOTAL REVOLVING OUTSTANDINGS" means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

     "TYPE" means, with respect to any Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "UNITED STATES" and "U.S." mean the United States of America.

     "UNREIMBURSED AMOUNT" has the meaning set forth in SECTION 2.03(c)(i).

     "WEST SIDE" means West Side Investments, Inc., a Wholly Owned Subsidiary of the Borrower.

     "WEST SIDE CREDIT AGREEMENT" means the Credit Agreement dated as of November 30, 1998 by and among West Side and Bank of America, as amended, modified, refinanced or replaced from time to time (including a restructuring pursuant to which a Wholly Owned Subsidiary of West Side becomes the borrower thereunder).

     "WHOLLY OWNED SUBSIDIARY" means any Person 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

     1.02 OTHER INTERPRETIVE PROVISIONS.

     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) (i) The words "HEREIN," "HERETO," "HEREOF" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

               (iii) The term "INCLUDING" is by way of example and not limitation.

               (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 ACCOUNTING TERMS.

     (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; PROVIDED, HOWEVER, that calculations of Attributable Indebtedness under any Synthetic Lease Obligations or the implied interest component of any Synthetic Lease Obligations shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease Obligations.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     (c) Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in SECTION 8.11 (including without limitation for purposes of the definitions of "Applicable Rate" and "Pro Forma Basis" set forth in SECTION 1.01), (i) after consummation of any Disposition (other than an Excluded Disposition) of Property having a book value in excess of $25,000,000 (A) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any Acquisition for consideration in excess of $25,000,000 (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in SECTION 1.01, be included to the extent relating to any period applicable in such calculations and (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period.

     1.04 ROUNDING.

     Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 REFERENCES TO AGREEMENTS AND LAWS.

     Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 TIMES OF DAY.

     Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     1.07 LETTER OF CREDIT AMOUNTS.

     Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; PROVIDED, HOWEVER, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 REVOLVING LOANS.

     Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "REVOLVING LOAN") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; PROVIDED, HOWEVER, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the

Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.01(a), prepay under SECTION 2.05(a), and reborrow under this SECTION 2.01(a). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the irrevocable notice from the Borrower to the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the information requirements of the form of Committed Loan Notice attached hereto). Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; PROVIDED, HOWEVER, all Committed Borrowings made on the Closing Date shall be made as Base Rate Loans. Each telephonic notice by the Borrower pursuant to this SECTION 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in SECTIONS 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base

Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTION 5.02 (and, if such Borrowing is the initial Credit Extension, SECTION 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; PROVIDED, HOWEVER, that if, on the date a Committed Loan Notice with respect to a Borrowing consisting of Revolving Loans is given by the Borrower, there are Swing Line Loans outstanding (for which the Swing Line Lender has demanded payment pursuant to SECTION 2.07(c)) or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, FIRST, to the payment in full of any such L/C Borrowings, SECOND, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

     (c) Subject to SECTION 3.05, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans having Interest Periods greater than one month without the consent of the Required Lenders. During the existence of an Event of Default, no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Revolving Loans.

     2.03 LETTERS OF CREDIT.

     (a) THE LETTER OF CREDIT COMMITMENT.

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the

     Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; PROVIDED that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments,
     (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Commitment, or
     (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) subject to SECTION 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

               (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the L/C Issuer and all the Lenders have approved such expiry date;

               (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to all applicants for letters of credit of the L/C Issuer generally; or

               (E) such Letter of Credit is in an initial stated amount less than $100,000 or is to be denominated in a currency other than Dollars.

          (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (iv) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term
     "Administrative Agent" as used in ARTICLE X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

     (b)   PROCEDURES   FOR  ISSUANCE  AND   AMENDMENT  OF  LETTERS  OF  CREDIT;
AUTO-RENEWAL LETTERS OF CREDIT.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit
     Application  shall  specify  in form  and  detail  satisfactory  to the L/C
     Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Notwithstanding any provision to the contrary in any such Letter of Credit, in no event shall any such Auto-Renewal Letter of Credit at any time have an expiry date later than the Letter of Credit Expiration Date. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; PROVIDED, HOWEVER, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of SECTION 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in SECTION
     5.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION
     2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in SECTION 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.03(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to SECTION 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of SECTION 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Revolving Loans because the conditions set forth in SECTION 5.02 (other than delivery of a Committed Loan Notice) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this
     SECTION 2.03.

          (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this SECTION 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, HOWEVER, that each Lender's obligation to make Revolving Loans pursuant to this SECTION

     2.03(c) is subject to the conditions set forth in SECTION 5.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.03(c) by the time specified in SECTION 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) REPAYMENT OF PARTICIPATIONS.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.03(c)(i) is required to be returned under any of the circumstances described in SECTION 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, PLUS interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) ROLE OF L/C ISSUER. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of SECTION 2.03(e); provided, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct, gross negligence or breach of this Agreement the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) APPLICABILITY OF THE INTERNATIONAL STANDBY PRACTICES 1998. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

     (i) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the "LETTER OF CREDIT FEE") for each Letter of Credit equal to the Applicable Rate TIMES the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.07. Such letter of credit fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

     (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee, with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section
1.07. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) CONFLICT WITH LETTER OF CREDIT APPLICATION. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     2.04 SWING LINE LOANS

     (a) THE SWING LINE. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "SWING LINE LOAN") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and PROVIDED, FURTHER, that the

Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.04, prepay under SECTION 2.05, and reborrow under this SECTION 2.04. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Swing Line Loan.

     (b) BORROWING PROCEDURES. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of SECTION 2.04(a), or (B) that one or more of the applicable conditions specified in
ARTICLE V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower in immediately available funds.

     (c) REFINANCING OF SWING LINE LOANS.

          (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Revolving Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in SECTION 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the
     Administrative Agent's Office not later than 10:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to SECTION 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with SECTION 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to SECTION 2.04(c)(i) shall be deemed payment in respect of such participation.

          (iii) If any  Lender  fails to make  available  to the  Administrative
     Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(c) by the time specified in SECTION 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
     (iii) shall be conclusive absent manifest error.

          (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this SECTION 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Revolving Loans pursuant to this SECTION 2.04(c) is subject to the conditions set forth in SECTION
     5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d) REPAYMENT OF PARTICIPATIONS.

          (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in SECTION 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and termination of this Agreement.

     (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Revolving Loan or risk participation pursuant to this SECTION 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

     (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.05 PREPAYMENTS OF LOANS.

     (a) VOLUNTARY PREPAYMENTS.

          (i) COMMITTED LOANS. The Borrower may, upon notice to the Administrative Agent, at any time or from time (A) voluntarily prepay Base Rate Loans in whole or in part without premium or penalty, and (B) subject to Section 3.05 hereof, voluntarily prepay Eurodollar Rate Loans in whole or in part on the last day of the applicable Interest Period without premium or penalty; PROVIDED that (I) such notice must be received by the Administrative Agent not later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) on the date of prepayment of Base Rate Loans; (II) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (III) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

          (ii) SWING LINE LOANS. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (b) MANDATORY PREPAYMENTS.

          (i) AGGREGATE REVOLVING COMMITMENTS. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this SECTION 2.05(b)(i) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Letter of Credit Sublimit.

          (ii) APPLICATION OF MANDATORY PREPAYMENTS. All amounts required to be paid pursuant to this SECTION 2.05(b) shall be applied, with respect to all amounts prepaid pursuant to SECTION 2.05(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to Cash Collateralize L/C Obligations;

     Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this
     SECTION 2.05(b) shall be subject to SECTION 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

          (iii) PREPAYMENT ACCOUNT. If the Borrower is required to make a mandatory prepayment of Eurodollar Rate Loans under this SECTION 2.05(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Rate Loans and shall be applied to the prepayment of the applicable Eurodollar Rate Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Rate Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

     2.06 TERMINATION OR REDUCTION OF AGGREGATE REVOLVING COMMITMENTS.

     (a)   VOLUNTARY   REDUCTIONS.   The  Borrower   may,  upon  notice  to  the
Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess.

     (b) GENERAL. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

     2.07 REPAYMENT OF LOANS.

     (a) REVOLVING LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

     (b) SWING LINE LOANS. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the demand of the Swing Line Lender and (ii) the Maturity Date.

     2.08 INTEREST.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Federal Funds Rate plus the Applicable Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the instruction of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on all Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c)  Interest  on each Loan  shall be due and  payable  in  arrears on each
Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.09 FEES.

     In addition to certain fees described in subsections (i) and (j) of SECTION 2.03:

          (a) FACILITY FEE. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Rate TIMES the actual daily amount of the Aggregate Revolving Commitments (or, if the Aggregate Revolving Commitments have terminated, on the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations), regardless of usage (the "FACILITY FEE"). The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

          (b) OTHER FEES. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 COMPUTATION OF INTEREST AND FEES.

     All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.12(a), bear interest for one day.

     2.11 EVIDENCE OF DEBT.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note which shall evidence such Lender's Loans in addition to such accounts or records. Each such promissory note shall be in the form of EXHIBIT C (a "REVOLVING NOTE"). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.12 PAYMENTS GENERALLY.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 SHARING OF PAYMENTS.

     If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in SECTION 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 TAXES.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof. the Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Foreign Lender or any Administrative Agent not organized under the laws of the United States or a state thereof (or the District of Columbia) if the Foreign Lender or such Administrative Agent fails to comply with the requirements of
SECTION 11.15.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under SECTION 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     3.02 ILLEGALITY.

     If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 INABILITY TO DETERMINE RATES.

     If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which SECTION 3.01 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by
SECTION 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, PROVIDED the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.05 FUNDING LOSSES.

     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

          (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to SECTION 11.16;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this ARTICLE III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Upon any Lender's making a claim for compensation under SECTION 3.01 or 3.04, the Borrower may replace such Lender in accordance with SECTION 11.16.

     3.07 SURVIVAL.

     All of the Borrower's obligations under this ARTICLE III shall survive termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder.


                                   ARTICLE IV

                             INTENTIONALLY OMITTED.

                                    ARTICLE V
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     5.01 CONDITIONS OF CLOSING DATE AND INITIAL CREDIT EXTENSION.

     The occurrence of the Closing Date, the effectiveness of this Agreement and the obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a) LOAN DOCUMENTS, ORGANIZATION DOCUMENTS, ETC. The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

               (i) executed counterparts of this Agreement and any other Loan Documents to be delivered on the Closing Date;

               (ii) a Note (or Notes, as applicable) executed by the Borrower in favor of each Lender requesting a Note;

               (iii) copies of the Organization Documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date;

               (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party; and

               (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) OPINIONS OF COUNSEL. The Administrative Agent shall have received,
     (i) a legal opinion of Kaye Scholer LLP, outside counsel for the Borrower and (ii) a legal opinion of Randall D. Young, general counsel for the Borrower, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent:

          (c) OFFICER'S CERTIFICATES. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) the conditions specified in SECTIONS 5.02(a) and (b) have been satisfied, (B) the Borrower is in compliance with all existing financial obligations, (C) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained (and attaching copies thereof) and (D) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect.

          (d) SOLVENCY. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, regarding the Solvency of the Borrower.

          (e) FEES. Any fees required to be paid on or before the Closing Date shall have been paid.

          (f) ATTORNEY COSTS. The Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, PLUS such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

          (g) EXISTING CREDIT AGREEMENT. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that (i) the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all obligations of the Borrower and its Subsidiaries and any of their respective Affiliates under such Existing Credit Agreement shall be fully satisfied and (ii) all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, completely and irrevocably released.

          (h) INTENTIONALLY OMITTED.

          (i) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower contained in ARTICLE VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date.

          (j) NO MATERIAL ADVERSE CHANGE. There shall not have occurred a material adverse change (x) in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2004 or (y) in the facts and information regarding such entities as represented to date.

          (k) LITIGATION. As of the Closing Date, there shall be no action, suit, investigation or proceeding, pending or, to the knowledge of the Borrower, threatened in any court or before any Governmental Authority (i) with respect to this Agreement or any other Loan Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

          (l) NO DEFAULT. No Default shall exist and be continuing as of the Closing Date.

          (m) OTHER. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

     5.02 CONDITIONS TO ALL CREDIT EXTENSIONS.

     The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

          (a) The  representations  and warranties of the Borrower  contained in
     ARTICLE VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this
     SECTION 5.02, the representations  and warranties  contained in subsections
     (a) and (b) of SECTION 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
     SECTION 7.01.

          (b) No Default shall exist or would result from such proposed Credit Extension.

          (c) There shall not have been commenced against any Consolidated Party an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.

          (d) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 5.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     6.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

     Each of the Borrower and its Significant Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents, if any, to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.02 AUTHORIZATION; NO CONTRAVENTION.

     The  execution,  delivery  and  performance  by the  Borrower  of each Loan
Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate in any material respect any applicable Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

     6.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, except for consents, authorizations, notices and filings described in
SCHEDULE 6.03, all of which have been obtained or made and which are in full force and effect or have the status described in such SCHEDULE 6.03, all of which have been obtained or made and which are in full force and effect or are to be made by the Administrative Agent upon the occurrence of the Closing Date.

     6.04 BINDING EFFECT.

     This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower that is party thereto in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) The unaudited consolidated financial statements of the Consolidated Parties dated March 31, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

     (c) Except with respect to the Equiserve Disposition and the CSC Share Exchange, during the period from December 31, 2004 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or Property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

     (d) The financial statements delivered pursuant to SECTION 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under SECTION 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

     (e) Since the later of (i) the date of the Audited Financial Statements and
(ii) the date of the most recently delivered financial statements delivered pursuant to SECTION 7.01(a), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     6.06 LITIGATION.

     There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     6.07 NO DEFAULT.

     No Consolidated Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     6.08 OWNERSHIP OF PROPERTY; LIENS.

     The Borrower and its Significant Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Significant Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.09 ENVIRONMENTAL COMPLIANCE.

     Except in each case as where the existence and/or occurrence of any of the following could not reasonably be expected to have a Material Adverse Effect:

          (a) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws.

          (b) None of the Real Properties contains, or to the Borrower's knowledge has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Responsible Officer of the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Responsible Officers of the Borrower, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

          (f) There has been no release, or threat of release, of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     6.10 INSURANCE.

     The properties of the Borrower and its Significant Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

     6.11 TAXES.

     The Consolidated Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     6.12 ERISA COMPLIANCE.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto or the Plan is entitled to reliance on the opinion letter issued to the prototype sponsor by the IRS and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules by the Borrower or any ERISA Affiliate or, to the knowledge of the Borrower, by any other Person with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA  Event has  occurred or is  reasonably  expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     6.13 CAPITAL STRUCTURE/SUBSIDIARIES.

     The corporate capital and ownership structure of the Subsidiaries of the Borrower as of the Closing Date is as described in SCHEDULE 6.13(a). Set forth on SCHEDULE 6.13(b) is a complete and accurate list as of the Closing Date with respect to each of the direct and indirect Subsidiaries of the Borrower of (i) jurisdiction of incorporation and (ii) ownership percentage owned (directly or indirectly) by the Consolidated Parties. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on
SCHEDULE 6.13(b), free and clear of all Liens (other than Permitted Liens).

     6.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) (i) Neither the Borrower nor any Significant Subsidiary (excluding West Side and its Subsidiaries, Equiserve, Inc. and its Subsidiaries and Vermont Western Assurance, Inc. and its Subsidiaries) is engaged nor will engage principally or as one of its material activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB).
(ii) Neither the Borrower nor any Subsidiary is engaged nor will engage principally or as one of its material activities in the business of extending credit to others for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB).

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, (ii) is or is required to be registered as an

"investment  company" under the Investment  Company Act of 1940 or (iii) subject
to   regulation   under  any  other  Law  which  limits  its  ability  to  incur
Indebtedness.

     6.15 DISCLOSURE.

     The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it (other than general market, economic and industry conditions), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished
(whether in writing or orally) by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     6.16 COMPLIANCE WITH LAWS.

     Each Consolidated Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.17 INTELLECTUAL PROPERTY.

     Each Consolidated Party owns, or has the legal right to use, all material trademarks, service marks, trade names, trade dress, patents, copyrights, technology, know-how and processes (the "INTELLECTUAL PROPERTY") necessary for each of them to conduct its business as currently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of the Intellectual Property or the validity or effectiveness of the Intellectual Property, nor does the Borrower know of any such claim, and, to the knowledge of the Responsible Officers of the Borrower, the use of the Intellectual Property by any Consolidated Party or the granting of a right or a license in respect of the Intellectual Property from any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.18 SOLVENCY.

     The Consolidated Parties are Solvent on a consolidated basis and the Borrower is Solvent on an individual basis, including after giving effect to any requested Borrowings or L/C Credit Extensions.

     6.19 INVESTMENTS.

     All Investments of each Consolidated Party are Permitted Investments.

     6.20 BROKERS' FEES.

     Except as may be set forth in the Fee Letters, no Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.

     6.21 LABOR MATTERS.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

     6.22 NATURE OF BUSINESS.

     Except with respect to the business acquired as part of the CSC Share Exchange, as of the Closing Date, the Consolidated Parties are engaged in the businesses described in the Borrower's December 31, 2004 10-K filing with the SEC and businesses reasonably related thereto.


     6.23 REPRESENTATIONS AND WARRANTIES FROM OTHER LOAN DOCUMENTS.

     Each of the representations and warranties made by the Borrower in any of the other Loan Documents is true and correct in all material respects.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder on any Loan or other Obligation hereunder shall not be Fully Satisfied, the Borrower shall, and shall (except in the case of the covenants set forth in SECTIONS 7.01, 7.02, 7.03, 7.11, 7.12 and 7.13) cause each Subsidiary or Significant Subsidiary, as applicable, to:

     7.01 FINANCIAL STATEMENTS.

     Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

          (a) as soon as available, but in any event within the earlier of (i) the 105th day after the end of each fiscal year of the Borrower and (ii) the day that is five (5) Business Days after the date the Borrower's annual report on Form 10-K is required to be filed with the SEC (including any extensions of such date granted by the SEC or automatically effective upon the filing of a notice with the SEC), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification, exception, assumption or explanatory language or any qualification, exception, assumption or explanatory language as to the scope of such audit and (ii) an attestation report of such Registered Public Accounting Firm as to the Borrower's internal controls pursuant to Section 404 of Sarbanes-Oxley; and

          (b) as soon as available, but in any event within the earlier of (i) the 60th day after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and (ii) the day that is five (5) Business Days after the date the Borrower's quarterly report on Form 10-Q is required to be filed with the SEC (including any extensions of such date granted by the SEC or automatically effective upon the filing of a notice with the SEC), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Consolidated Parties in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     7.02 CERTIFICATES; OTHER INFORMATION.

     Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

          (a) concurrently with the delivery of the financial statements referred to in SECTION 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

          (b) concurrently with the delivery of the financial statements referred to in SECTIONS 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

          (c) [intentionally omitted];

          (d) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

          (e) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto (other than such reports which are publicly available) and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

          (f) [intentionally omitted]; and

          (g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     Documents  required to be delivered  pursuant to SECTION  7.01(a) or (b) or
SECTION 7.02(e)(i) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower's website on the Internet at the website address listed on SCHEDULE 11.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
SECTION 7.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials
and/or  information   provided  by  or  on  behalf  of  the  Borrower  hereunder
(collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "PUBLIC LENDER"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials "PUBLIC."

     7.03 NOTICES AND INFORMATION.

     (a) Promptly, and in any event within three Business Days after knowledge thereof by a Responsible Officer, notify the Administrative Agent of the occurrence of any Default and the nature thereof.

     (b) Promptly, and in any event within three Business Days after knowledge thereof by a Responsible Officer of the Borrower or Subsidiary, as the case may be, notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case to the extent the same could reasonably be expected to have a Material Adverse Effect.

     (c) Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

     (d) Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

     (e) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in SECTION 6.09 to be untrue in any material respect, the Borrower will furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Real Properties and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Consolidated Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrower on demand.

     (f) No later than five (5) days after a Responsible Officer obtains knowledge of any such issuance of change, give notice to the Administrative Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hand copy sent promptly thereafter) of any issuance of change (either expressly or pursuant to a letter from S&P or Moody's stating an "implied" rating), in rating by S&P or Moody's in respect of the Borrower's non-credit enhanced senior long-term debt (secured or unsecured), together with details thereof, and of any announcement by S&P or Moody's that its rating in respect of such non-credit enhanced senior long-term debt (secured or unsecured) is "under review" or that any such debt rating has been placed on a "Credit Watch List"(R) or "watch list" or that any similar action has been taken by S&P or Moody's.

     Each notice pursuant to this SECTION 7.03(a) through (f) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     7.04 PAYMENT OF OBLIGATIONS.

     With  respect  to  Borrower  and  its  Significant  Subsidiaries,  pay  and
discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, that the Borrower or any Subsidiary may contest any item described in clause (a) or (b) of this SECTION 7.04 in good faith and by proper proceedings so long as reasonable reserves are maintained with respect thereto to the extent required by GAAP.

     7.05 PRESERVATION OF EXISTENCE, ETC.

     With respect to Borrower and its Significant Subsidiaries (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by SECTION 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and (c) preserve or renew all of its material registered copyrights, patents, trademarks, trade names and service marks.

     7.06 MAINTENANCE OF PROPERTIES.

     (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted; and

     (b) make all necessary repairs thereto and renewals and replacements thereof; and

     (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.07 MAINTENANCE OF INSURANCE.

     With respect to Borrower and its Significant Subsidiaries, maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, property insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

     7.08 COMPLIANCE WITH LAWS AND MATERIAL CONTRACTUAL OBLIGATIONS.

     Comply with the requirements of all Laws, all Contractual Obligations and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law, Contractual Obligation or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     7.09 BOOKS AND RECORDS.

     With respect to Borrower and its Significant Subsidiaries:

     (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and

     (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

     7.10 INSPECTION RIGHTS.

     With respect to Borrower and its Significant Subsidiaries, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all without expense to the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; PROVIDED, HOWEVER, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     7.11 USE OF PROCEEDS.

     Use the proceeds of the Credit Extensions for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document.

     7.12 INTENTIONALLY OMITTED.

     7.13 SIGNIFICANT SUBSIDIARIES.

     If, on any date after the Closing Date, the assets of Subsidiaries which as of such date are not Significant Subsidiaries (each such entity, a "NONSIGNIFICANT SUBSIDIARY") represent in the aggregate more than 25% of the Consolidated Total Assets of the Consolidated Parties, then the Borrower shall designate, by written notice to the Administrative Agent, one or more Nonsignificant Subsidiaries as Significant Subsidiaries in order that the assets of Nonsignificant Subsidiaries after such designation, do not in the aggregate represent more than 25% of Consolidated Total Assets.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall not be Fully Satisfied, or any Letter of Credit shall remain outstanding the Borrower shall not, nor shall it permit any Subsidiary or Significant Subsidiary, as applicable, to, directly or indirectly:

     8.01 LIENS.

     Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

          (a) [intentionally omitted];

          (b) Liens existing on the Closing Date and set forth on SCHEDULE 8.01;

          (c) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

          (d) Liens of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals and other Liens imposed by law so long as such Liens secure claims incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

          (e) Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts or (ii) to secure the performance of letters of credit, bids, tenders, sales, contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, in each case not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

          (f) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of any material parcel of real property or impair the use thereof in the ordinary conduct of business;

          (g) Liens on the property or assets of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary of the Borrower and not incurred in contemplation thereof, as long as the outstanding principal amount of the Indebtedness secured thereby is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of the Borrower;

          (h) Liens on the property or assets of the Borrower or any Subsidiary securing Indebtedness which is incurred to finance or refinance the acquisition of such property or assets, PROVIDED that (i) each such Lien shall be created substantially simultaneously with the acquisition of the related property or assets; (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Indebtedness and the proceeds thereof; (iii) the principal amount of Indebtedness secured by each such Lien is not increased; and (iv) the principal amount of Indebtedness secured by each such Lien shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired;

          (i) Liens consisting of judgment or judicial attachment Liens, PROVIDED that (i) the claims giving rise to such Liens are being diligently contested in good faith by appropriate proceedings, (ii) reasonable reserves for the obligations secured by such Liens have been established and (iii) enforcement of such Liens has been stayed;

          (j) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into any Borrower or a consolidated Subsidiary of the Borrower and not created in contemplation of such event;

          (k) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Indebtedness is not secured by any additional assets, and (ii) the amount of such Indebtedness (together with any accrued interest thereon and closing costs relating thereto) secured by any such Lien is not materially increased;

          (l) Liens on Marketable Securities and/or other securities and property of West Side or a Wholly Owned Subsidiary of West Side to secure obligations owing by West Side or a Wholly Owned Subsidiary of West Side under the West Side Credit Agreement; PROVIDED that no more than
     $50,000,000 of the principal amount of such obligations may be secured pursuant to this SECTION 8.01(l), it being agreed that the principal amount of such Indebtedness and other obligations under the West Side Credit Agreement secured by such property may exceed $50,000,000 so long as any Liens securing such obligations thereunder in excess of $50,000,000 are otherwise permitted under this SECTION 8.01;

          (m) any  interest of title of a buyer in  connection  with,  and Liens
     arising   from  UCC   financing   statements   relating   to,  a  Permitted
     Securitization Transaction;

          (n) Liens arising pursuant to a Permitted Monetization Transaction;

          (o) Liens securing Indebtedness permitted under SECTION 8.03(g);

          (p) Liens not otherwise permitted by this SECTION 8.01 on real property of the Borrower and its Subsidiaries securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed $50,000,000; and

          (q) Liens not otherwise permitted by this SECTION 8.01 securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding that does not (when combined with the obligations secured or evidenced by the Liens permitted under clause (m) above) exceed 10% of Consolidated Net Tangible Assets.

     8.02 INVESTMENTS.

     Make any Investments, except:

          (a) Investments in cash or Cash Equivalents;

          (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (c) Investments in the Borrower or in a Wholly-Owned Subsidiary of the Borrower to the extent not otherwise prohibited hereunder;

          (d) the  Investments  existing  on the  Closing  Date and set forth on
     SCHEDULE 8.02;

          (e) any transactions permitted under SECTION 8.06;

          (f)  Investments  consisting of  Indebtedness  permitted under SECTION
     8.03 (other than SECTION 8.03(e));

          (g) loans and advances to employees, officers and directors made in the ordinary course of business not to exceed $5,000,000 at any time outstanding; PROVIDED that all such advances must be in compliance with applicable Laws, including, but not limited to, Sarbanes-Oxley;

          (h) deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business consistent with past practices;

          (i) Investments consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower, PROVIDED that

               (i) SAME OR SIMILAR LINE OF BUSINESS. The Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the Businesses (or any reasonable extensions or expansions thereof);

               (ii) NON-HOSTILE. In the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition;

               (iii) PRO FORMA COMPLIANCE CERTIFICATE. For each Acquisition for which consideration is in excess of $25,000,000, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis the Borrower would be in compliance with the financial covenants set forth in SECTION 8.11 as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information.

               (iv) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall exist on the date of such Acquisition (including after giving effect thereto).

               (v) CONSOLIDATED SUBSIDIARY. In the case of an Acquisition of all or any portion of the Capital Stock or other ownership interest in any Person, such Person so acquired will be consolidated with the Borrower in its financial statements upon consummation of the Acquisition.

          (j) purchases of inventory, supplies, materials and equipment or licenses, contributions or leases of intellectual property, in each case in the ordinary course of business consistent with past practices;

          (k) Investments made by Vermont Western Assurance, Inc. and its Subsidiaries and West Side and its Subsidiaries in securities in the ordinary course of business;

          (l) Investments constituting, or directly related to, a Permitted Monetization Transaction;

          (m) Investments made by the Borrower or Equiserve, Inc. or any of their respective Subsidiaries constituting "Transfer Agency Investments" as reported in Borrower's quarterly (Form 10-Q) and annual (Form 10-K) filings with the SEC in the ordinary course of business; and

          (n) other Investments in the Businesses or a related line of business in an amount not to exceed 10% of the Consolidated Net Tangible Assets in the aggregate at any time outstanding.

     8.03 SUBSIDIARY INDEBTEDNESS.

     Permit any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Indebtedness, except:

          (a) intentionally omitted;

          (b) Indebtedness arising under this Agreement and the other Loan Documents;

          (c) Indebtedness of the Subsidiaries existing as of the Closing Date as referenced on SCHEDULE 8.03 (and renewals, refinancings or extensions thereof on terms and conditions no less favorable in any material respect to such Person than such existing Indebtedness (excluding pricing, fees and other similar provisions which may be subject to market terms) and in a principal amount not in excess of the maximum amount permitted to be drawn as of the date of such renewal, refinancing or extension);

          (d) Capital Lease obligations and Indebtedness incurred (other than Indebtedness set forth in SCHEDULE 8.03), in each case, to provide all or a portion of the purchase price or costs of construction of an asset or, in the case of a Sale and Leaseback Transaction, to finance the value of such asset owned by the Borrower or any of its Subsidiaries, PROVIDED that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset or, in the case of a Sale and Leaseback Transaction, the fair market value of such asset and any transaction costs directly related thereto, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon (together with any accrued interest thereon and closing costs relating thereto) at the time of such refinancing; and (iii) the aggregate principal amount of all such Indebtedness shall not exceed $100,000,000 at any time outstanding;

          (e) unsecured intercompany Indebtedness (subject, however, to the limitations of SECTION 8.02 in the case of the Borrower or a Subsidiary extending the intercompany loan, advance or credit);

          (f) Indebtedness and Obligations owing under Swap Contracts relating to the Loans hereunder and other Swap Contracts entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

          (g) secured Indebtedness not otherwise permitted by this SECTION 8.03 of the Subsidiaries in an aggregate amount outstanding at any time not to exceed $100,000,000; PROVIDED the Liens in connection therewith are permitted pursuant to SECTION 8.01(o);

          (h) Guarantees of Indebtedness permitted under this SECTION 8.03;

          (i) in connection with any Permitted Monetization Transaction, (A) Indebtedness owing under any Monetization Hedging Agreement or any Monetization Securities Agreement and (B) Indebtedness that is (i) secured by solely by Monetized Marketable Securities that are subject to a Monetization Hedging Agreement and (ii) otherwise non-recourse to the Consolidated Parties (other than a Monetization SPE);

          (j) in connection with any Permitted Securitization Transaction;

          (k) Indebtedness under the West Side Credit Agreement in an aggregate amount not to exceed $50,000,000 at any time outstanding, unless such amount in excess of $50,000,000 is otherwise permitted pursuant to this
     SECTION 8.03; and

          (l) other Indebtedness of the Subsidiaries (which when combined with the attributable principal amount of any Permitted Securitization Transaction permitted under clause (j) above) which does not exceed 10% of Consolidated Net Tangible Assets in the aggregate at any time outstanding.

     8.04 FUNDAMENTAL CHANGES.

     Except in connection with an Excluded Disposition, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; PROVIDED that, notwithstanding the foregoing provisions of this SECTION 8.04 but subject to the terms of SECTIONS 7.12:

          (a) the Borrower or any Subsidiary of the Borrower may merge with another Person that is not the Borrower or a Subsidiary of the Borrower, PROVIDED that (i) such other Person is organized under the law of the United States or one of its states, (ii) in the case of any merger involving the Borrower, the Borrower is the corporation surviving such merger, (iii) in the case of any merger involving a Subsidiary of the Borrower, the survivor is or will become a Subsidiary of the Borrower, (iv) immediately prior to and after giving effect to such merger, no Default or Event of Default exists or would exist, (iv) the Board of Directors of such Person has approved such merger, and (v) such transaction is permitted under SECTION 8.02;

          (b) Any Subsidiary of the Borrower may merge with or into the Borrower or any Wholly-Owned Subsidiary of the Borrower;

          (c) Any Subsidiary of the Borrower may liquidate, wind-up or dissolve itself into the Borrower or any Wholly-Owned Subsidiary of the Borrower;

          (d) any Monetization SPE may liquidate following the termination of all Monetization Transactions to which it is a party.

     8.05 DISPOSITIONS.

     Other than an Excluded Disposition, make any Disposition unless with respect to such Disposition (a) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of SECTION 8.15,
(b) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a Permitted Securitization Transaction, (c) no Default or Event of Default shall exist on the date of, or shall result from, any such transaction (including after giving effect to such transaction on a pro forma basis) and (d) the aggregate amount of all such Dispositions (excluding any assets sold or otherwise transferred in connection with a Permitted Securitization Transaction, Excluded Dispositions and the Equiserve Disposition) does not exceed (i) in any twelve-month period, 10% of Consolidated Net Tangible Assets (measured as of the last day of the immediately preceding fiscal year for which the Required Financial Information has been received by the Administrative Agent) or (ii) during the term of this Agreement, 30% of Consolidated Net Tangible Assets (measured as of December 31, 2004).

     8.06 RESTRICTED PAYMENTS.

     Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

          (a)  each  Subsidiary  may  make  Restricted   Payments  (directly  or
     indirectly) to the Borrower;

          (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person;

          (c) the Borrower may make payments in connection with any Monetization Transaction permitted hereunder;

          (d) the Borrower may make cash payments to eliminate the "reload" feature of certain options, so long as such cash payments do not exceed $15,000,000 in the aggregate during the term of this Agreement;

          (e) with respect to the period prior to June 30, 2006 only, the Borrower may repurchase or redeem its Capital Stock utilizing 100% of the after-tax net proceeds of the 250 Royall Sale and the State Street Sale and the $224,000,000 in cash held by DST Health Solutions, Inc. in connection with the CSC Share Exchange;

          (f) with respect to the period prior to June 30, 2006 only, the Borrower may repurchase or redeem its Capital Stock utilizing up to $145,000,000 of after-tax net proceeds from the Equiserve Disposition; and

          (g) in addition to the foregoing, the Borrower may make dividends and repurchase or redeem its Capital Stock and/or settle forward equity transactions in an aggregate amount in any fiscal year not to exceed 10.0% of Consolidated Net Tangible Assets (measured as of the last day of the immediately preceding fiscal year for which the Required Financial Information has been received by the Administrative Agent); PROVIDED that the limitation set forth in this clause shall not be decreased or otherwise affected by the Borrower's repurchase of $107,472,386 worth of its Capital Stock on June 8, 2005 in connection with the settlement of a forward equity acquisition agreement between the Borrower and Citibank, N.A (the "CITIBANK FORWARD").

     8.07 CHANGE IN NATURE OF BUSINESS.

     With respect to the Borrower and its Significant Subsidiaries, engage in any material line of business substantially different from the Businesses on the Closing Date or any business substantially related or incidental thereto.

     8.08 TRANSACTIONS WITH AFFILIATES.

     Directly or indirectly do any of the following, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate and except for (i) transactions which are not material either individually or in the aggregate or (ii) loans or advances to any Affiliate made by the Borrower or its Subsidiaries in an aggregate amount not to exceed $50,000,000:

          (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or Affiliates, other than (i) loans, advances or other transactions between the Borrower and its Subsidiaries otherwise permitted under this Agreement, (ii) any other loan or advance or assumption that would not cause the aggregate amount of all such loans and advances and assumed notes and advances to exceed $500,000 and (iii) loans or advances to a Monetization SPE in connection with a Permitted Monetization Transaction; or

          (b) enter into, or be a party to, any subcontract of any operations or other transaction with any of its Affiliates.

     8.09 BURDENSOME AGREEMENTS.

          (a) The Borrower will not permit any Subsidiary to agree to, incur, assume or suffer to exist any restriction, limitation or other encumbrance (by covenant or otherwise) on the ability of such Subsidiary to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) or to transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except:

               (i) Restrictions and limitations existing on the Closing Date and described on SCHEDULE 8.09;

               (ii) Restrictions and limitations applicable to a Subsidiary existing at the time such Subsidiary becomes a Subsidiary of the Borrower and not incurred in contemplation thereof, as long as no such restriction or limitation is made more restrictive after the date such Subsidiary becomes a Subsidiary of the Borrower;

               (iii) Restrictions and limitations existing pursuant to this Agreement;

               (iv) Restrictions and limitations applicable to a Monetization SPE in connection with a Permitted Monetization Transaction; and

               (v) Other restrictions and limitations that are not material either individually or in the aggregate.

          (b) Enter into any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to SECTION 8.03(d), PROVIDED that any such restriction contained therein relates only to the asset or assets constructed, acquired or financed in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, PROVIDED that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under SECTION 8.05, pending the consummation of such sale.

     8.10 USE OF PROCEEDS.

     Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     8.11 FINANCIAL COVENANTS.

     (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the ratio set forth below opposite such fiscal quarter:


         -------------------------------------------------- -----------------------------------------------
                                                                         Maximum Consolidated
                       FISCAL QUARTER ENDED                                 LEVERAGE RATIO
         -------------------------------------------------- -----------------------------------------------
          Closing Date through and including December 31,                    3.25 to 1.00
                               2005
         -------------------------------------------------- -----------------------------------------------
                   March 31, 2006 and thereafter                             3.00 to 1.00
         -------------------------------------------------- -----------------------------------------------


     (b) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than the sum of $530,000,000, increased on a cumulative basis as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2005 by an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended PLUS 80% of the Net Cash Proceeds of any Equity Issuances consummated in such fiscal quarter, then decreased by an amount equal to (i) 100% of the cost of all shares of Capital Stock of the Borrower repurchased by the Borrower pursuant to SECTION 8.06(e),
SECTION 8.06(f) and the Citibank Forward and (ii) fifty percent (50%) of the cost of all other shares of Capital Stock of the Borrower repurchased by the Borrower after March 31, 2005.

     (c) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 4.00 to 1.00.

     8.12 PREPAYMENT OF OTHER INDEBTEDNESS, ETC.

     Permit any Consolidated Party (x) to (i) make (or give any notice with respect thereto) any tender offer for the Series A Debentures, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto and (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment of any Subordinated Indebtedness, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto, and (y) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, to (a) amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse in any material respect to such Person or to the Lenders, or (b) shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (c) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto.

     8.13 ORGANIZATION DOCUMENTS; FISCAL YEAR.

     Permit any Consolidated Party to (a) amend, modify or change its Organization Documents in a manner adverse to the Lenders, (b) change its fiscal year end in order to avoid a Default or an Event of Default or if a Material Adverse Effect would result therefrom or (c) make any material change in its accounting treatment and reporting practices except as permitted by GAAP.

     8.14 LIMITATIONS ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY-OWNED SUBSIDIARIES.

     (a) Permit any of its Subsidiaries (other than any Nonsignificant Subsidiaries) to, sell, lease, transfer or otherwise dispose of the Capital Stock or any other equity interest of any Wholly-Owned Subsidiary to any Person (other than the Borrower or any Wholly-Owned Subsidiary) unless (i) such sale, lease, transfer or other disposition is of all of the Capital Stock and other equity interests of such Wholly-Owned Subsidiary and (ii) such sale, lease, transfer or other disposition is permitted under SECTION 8.05.

     (b) Permit any of its Subsidiaries to, permit any Wholly-Owned Subsidiary to issue any Capital Stock or any other equity interest of such Wholly-Owned Subsidiary to any Person (other than the Borrower or any Wholly-Owned
Subsidiary) except for directors' qualifying shares, or, in the case of any Subsidiary which is not organized or created under the laws of the United States of America or any political subdivision thereof, such nominal ownership interests which are required to be held by third parties under the laws of the foreign jurisdiction (under which such Subsidiary was incorporated or organized).

     (c) Permit, create, incur or assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

     8.15 SALE LEASEBACKS.

     Permit any of the Consolidated Parties (other than any Nonsignificant Subsidiary) to, enter into any Sale and Leaseback Transaction with a Person other than the Borrower or its Subsidiary, except (a) for any such transaction permitted pursuant to SECTION 8.03(D) and (b) in connection with a lease for a temporary period during or at the end of which it is intended that the use by the Borrower or its Subsidiary of such property or assets will be discontinued.



                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

     9.01 EVENTS OF DEFAULT.

     Any of the following shall constitute an Event of Default:

          (a) NON-PAYMENT. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the earlier of a Responsible Officer becoming aware of such default or written notice of such default thereof has been given to the Borrower by the Administrative Agent, any interest on any Loan or on any L/C Obligation, any commitment or other fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

          (b) SPECIFIC COVENANTS. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTIONS 7.03(a), 7.05(a), 7.11, or 7.12 or ARTICLE VIII or (ii) the Borrower fails to perform or observe any other term, covenant or agreement contained in SECTIONS 7.01, 7.02, 7.03, 7.05 or 7.10, and such default shall continue unremedied for five Business Days; or

          (c) OTHER DEFAULTS. The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of a Responsible Officer becoming aware of such default or written notice of such default thereof has been given to the Borrower by the Administrative Agent; or

          (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

          (e) CROSS-DEFAULT. (i) The Borrower or any Subsidiary (A) fails to perform or observe (beyond the applicable grace period with respect thereto, if any) any Contractual Obligation if such failure could reasonably be expected to have a Material Adverse Effect, (B) fails to make any payment (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, continuing beyond any applicable grace, notice and cure periods, or (C) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, continuing beyond any applicable grace, notice and cure periods, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or
     (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount and such amount is not paid within 10 Business Days of the due date thereof; or

          (f) INSOLVENCY PROCEEDINGS, ETC. The Borrower or any of its Significant Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

          (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) The Borrower or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

          (h) JUDGMENTS. There is entered against the Borrower or any Subsidiary
     (i) any one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, and (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

          (j) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

          (k) CHANGE OF CONTROL. There occurs any Change of Control.

     9.02 REMEDIES UPON EVENT OF DEFAULT.

     If any Event of Default occurs and is continuing, upon prior notice to the Borrower (to the extent the Administrative Agent is able, on commercially reasonable terms, to give such prior notice), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

          (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

     PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the Commitments shall automatically be cancelled, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     9.03 APPLICATION OF FUNDS.

     After the acceleration of the Obligations as provided for in SECTION 9.02(b) (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under ARTICLE III) payable to the Administrative Agent in its capacity as such;

     SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including Attorney Costs and amounts payable under ARTICLE III), ratably among them in proportion to the respective amounts described in this clause SECOND payable to them;

     THIRD, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them;

     FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Swap Contracts between the Borrower and any Lender or Affiliate of any Lender and to Cash Collateralize the undrawn amounts of Letters of Credit, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH held by them;

     LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

     Subject to SECTION 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FOURTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.


                                    ARTICLE X
                              ADMINISTRATIVE AGENT

     10.01 APPOINTMENT AND AUTHORITY.

     Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

     10.02 RIGHTS AS A LENDER.

     The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     10.03 EXCULPATORY PROVISIONS.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), PROVIDED that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTIONS 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     10.04 RELIANCE BY ADMINISTRATIVE AGENT.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     10.05 DELEGATION OF DUTIES.

     The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     10.06 RESIGNATION OF ADMINISTRATIVE AGENT.

     The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; PROVIDED that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and SECTION 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

     10.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

     Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     10.08 NO OTHER DUTIES, ETC.

     Anything herein to the contrary notwithstanding, none of the Book Managers, Arrangers or the Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

     10.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under SECTIONS 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.09 and 11.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.



                                   ARTICLE XI
                                  MISCELLANEOUS

     11.01 AMENDMENTS, ETC.

     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

          (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in SECTION 5.02 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

          (b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary to (i) amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

          (d) change SECTION 2.13 or SECTION 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

          (e) change any provision of this SECTION 11.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

          (f) except as the result of or in connection with a dissolution, merger or disposition of the Borrower not prohibited by SECTION 8.04 or
     SECTION 8.05, release the Borrower from its obligations under the Loan Documents without the written consent of each Lender;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto.

     For the avoidance of doubt and notwithstanding any provision to the contrary contained in this SECTION 11.01, this Agreement may be amended (or amended and restated) with the written consent of the Borrower and the Required Lenders (x) to increase the Aggregate Revolving Commitments of the Lenders, (y) to add one or more additional tranches of Loans to the Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "ADDITIONAL EXTENSIONS OF CREDIT") to share ratably in the benefits of this Agreement and other Loan Documents with the other then outstanding Obligations and (z) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; PROVIDED, HOWEVER, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Revolving Loans (and participations in any Swing Line Loans and any L/C

Obligations) without the consent of the Lenders holding a majority of the outstanding Revolving Loans (and participations in any Swing Line Loans and any L/C Obligations).

     Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender; PROVIDED that such Defaulting Lender shall be treated ratably with the other Lenders under the terms of such amendment, waiver or consent.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

     11.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

     (a) NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

     (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) THE PLATFORM. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     (d) CHANGE OF ADDRESS, ETC. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

     (e) RELIANCE BY ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     11.03 NO WAIVER; CUMULATIVE REMEDIES.

     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.04 ATTORNEY COSTS, EXPENSES AND TAXES.

     The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs. The foregoing costs and expenses shall include, to the extent applicable hereunder, all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this SECTION 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Revolving Commitments and repayment of all Obligations.

     11.05 INDEMNIFICATION BY THE BORROWER.

     Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. So long as an Indemnitee has used security procedures related thereto required by its corporate policies, such Indemnitee shall not be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, unless arising from disclosure by such Indemnitee after receipt and in breach of its confidentiality obligations set forth in SECTION 11.08. All amounts due under this SECTION 11.05 shall be payable within ten Business Days after demand therefor.

     Upon receipt by an Indemnitee of actual notice of an action or proceeding against such Indemnitee with respect to which indemnity may be sought under this Agreement, such Indemnitee shall promptly notify the Borrower in writing; PROVIDED further that failure to notify the Borrower shall not relieve the Borrower from any liability which it may have on account of this indemnity or otherwise, except to the extent the Borrower shall have been materially prejudiced by such failure. The Borrower shall, at its option or if requested, assume the defense of any such action or proceeding, including the employment of counsel reasonably acceptable to the applicable Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless: (i) the Borrower has failed with reasonable promptness to assume the defense and employ counsel or (ii) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnitee, and such Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Borrower and which it cannot assert, in a manner reasonably acceptable to such Indemnitee, on behalf of or while assuming the defense of such Indemnitee; PROVIDED that the Borrower shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any action or proceeding in the same jurisdiction during the same time period, or for additional local counsel. Notwithstanding the foregoing, the Borrower shall not be liable for any settlement of any action effected without its written consent (such consent not to be unreasonably withheld). In addition, the Borrower will not, without prior written consent of such Indemnitee, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action or proceeding in respect of which indemnification may be sought hereunder (whether or not the Borrower is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnitee from all losses, claims, damages, liabilities and expenses arising out of such action or proceeding. To the extent permitted by applicable law, the Borrower, the Lenders and the Administrative Agent shall not assert, and hereby waive, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement, instrument or transactions contemplated hereby, any Loan or the use of the proceeds thereof

     The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all Obligations.

     11.06 PAYMENTS SET ASIDE.

     To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, PLUS interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     11.07 SUCCESSORS AND ASSIGNS.

     (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

          (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.07 payable by the assignor or assignee, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

     (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 11.09 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

     (e) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 11.15 as though it were a Lender.

     (f) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) SPECIAL PURPOSE FUNDING VEHICLES. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and
(ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under SECTION 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

     (i) RESIGNATION AS L/C ISSUER OR SWING LINE LENDER AFTER ASSIGNMENT. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

     11.08 CONFIDENTIALITY.

     Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.

     For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Borrower, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts that are provided to any of the Persons referred to above.

     Each  of  the  Administrative   Agent,  the  Lenders  and  the  L/C  Issuer
acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

     11.09 SET-OFF.

     In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default (and after the Borrower has received notice thereof from the Administrative Agent), each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower, and the Borrower hereby grants a security interest in all such deposits and indebtedness to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.10 INTEREST RATE LIMITATION.

     Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     11.11 COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.12 INTEGRATION.

     This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Lenders or the Borrower in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     11.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     11.14 SEVERABILITY.

     If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.15 TAX FORMS.

               (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER")
          shall deliver to the Administrative Agent and the Borrower, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent and the Borrower such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

               (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent and the Borrower on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

               (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under SECTION 3.01 (a) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this SECTION 11.15(a) or
          (B) if such Lender shall have failed to satisfy the foregoing provisions of this SECTION 11.15(a); PROVIDED that if such Lender shall have satisfied the requirement of this SECTION 11.15(a)
          on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this SECTION 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to SECTION 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

               (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this SECTION 11.15(a).

          (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

          (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     11.16 REPLACEMENT OF LENDERS.

     If (i) any Lender requests compensation under SECTION 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.01,
(iii) a Lender (a "NON-CONSENTING LENDER") does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in SECTION 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) and, or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, SECTION 11.06), all of its interests, rights and obligations under this

Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), PROVIDED that:

          (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in SECTION 11.06(b);

          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under SECTION 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

          (c) in the case of any such assignment resulting from a claim for compensation under SECTION 3.04 or payments required to be made pursuant to
     SECTION 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

          (d) such assignment does not conflict with applicable Laws; and

          (e) in the case of any such assignment resulting from a Non-Consenting Lender's failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; PROVIDED that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender's Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this SECTION 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     11.17 GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE

UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     11.18 WAIVER OF RIGHT TO TRIAL BY JURY.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     11.19 PATRIOT ACT.

     Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


BORROWER:                              DST SYSTEMS, INC.


                                       By: /s/ Kenneth V. Hager
                                           -----------------------------------
                                       Name:   Kenneth V. Hager
                                       Title:  Vice President, CFO and Treasurer

ADMINISTRATIVE AGENT
AND LENDER:                            BANK OF AMERICA, N.A.,
                                       in its capacity as Administrative Agent


                                       By: /s/ Mollie S. Canup
                                           -----------------------------------
                                       Name:   Mollie S. Canup
                                       Title:  Vice President

                                       BANK OF AMERICA, N.A.,
                                       in its capacity as a Lender, L/C Issuer
                                       and Swing Line Lender


                                       By: /s/ W. Thomas Barnett
                                           ------------------------------------
                                       Name:   W. Thomas Barnett
                                       Title:  Senior Vice President

                                       CITIBANK, N.A.,


                                       By: /s/ Matthew Nicholls
                                           ------------------------------------
                                       Name:   Matthew Nicholls
                                       Title:  Director

                                       U.S. BANK NATIONAL ASSOCIATION


                                       By: /s/ Martin Nay
                                           ------------------------------------
                                       Name:   Martin Nay
                                       Title:  Vice President

                                       WELLS FARGO BANK, N.A.


                                       By: /s/ Tammy R. Sturgis
                                           ------------------------------------
                                       Name:   Tammy R. Sturgis
                                       Title:  Vice President

                                       WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By: /s/ G. Lee Wagner, Jr.
                                           ------------------------------------
                                       Name:   G. Lee Wagner, Jr.
                                       Title:  Vice President

                                       SUMITOMO MITSUI BANKING CORPORATION


                                       By: /s/ David A. Buck
                                           ------------------------------------
                                       Name:   David A. Buck
                                       Title:  Senior Vice President

                                       LLOYDS TSB BANK PLC


                                       By: /s/ Deborah Carlson
                                           ------------------------------------
                                       Name:   Deborah Carlson
                                       Title:  VP & Manager - Business
                                               Development C.B. C103

                                       By: /s/ Paul Briamonte
                                           ------------------------------------
                                       Name:   Paul D. Briamonte
                                       Title:  Director - Project Finance (USA,
                                               B374

                                       THE ROYAL BANK OF SCOTLAND PLC


                                       By: /s/ Michael E. Keating
                                           ------------------------------------
                                       Name:   Michael Keating
                                       Title:  Managing Director

                                       MIZUHO CORPORATE BANK (USA)


                                       By: /s/ Bertrano Tang
                                           ------------------------------------
                                       Name:   Bertrano Tang
                                       Title:  Senior Vice President

                                       COMMERZBANK AG, New York and
                                       Grand Cayman Branches


                                       By: /s/ Hajo Neugartner
                                           ------------------------------------
                                       Name:   Hajo Neugartner
                                       Title:  Vice President

                                       By: /s/ Albert Morrow
                                           ------------------------------------
                                       Name:   Albert Morrow
                                       Title:  Assistant Vice President

                                       UMB BANK, N.A.


                                       By: /s/ Douglas F. Page
                                           ------------------------------------
                                       Name:   Douglas Page
                                       Title:  Executive Vice President

                                       COMMERCE BANK, N.A.


                                       By: /s/ David C. Enslen
                                           ------------------------------------
                                       Name:   David C. Enslen
                                       Title:  Senior Vice President

                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                       CHICAGO BRANCH


                                       By: /s/ Tsuguyuki Umene
                                           ------------------------------------
                                       Name:   Tsuguyuki Umene
                                       Title:  Deputy General Manager